UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

Dicerna Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36281	20-5993609
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 Hayden Avenue
Lexington, Massachusetts 02421
(Address of principal executive offices, including Zip Code)

(617) 621-8097

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 17, 2021, Dicerna Pharmaceuticals, Inc., a Delaware corporation (“Dicerna”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Novo Nordisk A/S, a Danish aktieselskab (“Novo”), and NNUS New Research, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Novo (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) no later than November 24, 2021 to acquire all of the outstanding shares of common stock of Dicerna, $0.0001 par value per share (the “Shares”), at an offer price of $38.25 per Share, net to the seller in cash, without interest (the “Offer Price”) and subject to any withholding of taxes.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in Annex I to the Merger Agreement, including (i) that there will have been validly tendered and not validly withdrawn Shares that, considered together with all other Shares beneficially owned by Novo and its affiliates, represent at least one more Share than 50% of the total number of Shares outstanding at the time of the expiration of the Offer, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (iii) those other conditions set forth in Annex I to the Merger Agreement (collectively, the “Offer Conditions”).

The Offer will initially expire at one minute after 11:59 p.m. Eastern Time on the date that is twenty business days following the commencement of the Offer, unless otherwise agreed to in writing by Novo and Dicerna. The expiration date may be extended: (i) if, as of the then-scheduled expiration date, any Offer Condition is not satisfied and has not been waived by Purchaser or Novo, to the extent waivable by Purchaser or Novo, Purchaser may, in its discretion (and without the consent of Dicerna or any third party), extend the Offer on one or more occasions, for an additional period of up to ten business days per extension, to permit such Offer Condition to be satisfied; (ii) Purchaser will extend the Offer from time to time for: (A) any period required by any applicable securities law, rule, regulation or other legal requirement, any interpretation or position of the Securities and Exchange Commission (the “SEC”), the staff thereof or Nasdaq applicable to the Offer; and (B) periods of up to ten business days per extension, until any waiting period (and any extension thereof) applicable to the consummation of the Offer under the HSR Act; and (iii) if, as of the then-scheduled expiration date, any Offer Condition is not satisfied and has not been waived by Purchaser or Novo, to the extent waivable by Purchaser or Novo, at the request of Dicerna, Purchaser will extend the Offer on one or more occasions for an additional period of up to ten business days per extension, to permit such Offer Condition to be satisfied. In no event will Purchaser: (1) be required to extend the Offer beyond the earlier to occur of (x) the valid termination of the Merger Agreement in accordance with its terms and (y) May 17, 2022, which is six months after the date of the Merger Agreement (as may be extended until September 17, 2022 in accordance with the Merger Agreement, the “End Date”) (such earlier occurrence, the “Extension Deadline”); or (2) be permitted to extend the Offer beyond the Extension Deadline without the prior written consent of Dicerna. Subject to the valid termination of the Merger Agreement in accordance with its terms, Purchaser will not terminate the Offer, or permit the Offer to expire, prior to the Extension Deadline without the prior written consent of Dicerna.

Subject to the satisfaction or, to the extent waivable by Purchaser or Novo, waiver by Purchaser or Novo of the Offer Conditions, Purchaser will (i) promptly after the expiration date of the Offer accept for payment all Shares tendered and not validly withdrawn, pursuant to the Offer (the time of such acceptance, the “Offer Acceptance Time”) and (ii) promptly after the Offer Acceptance Time pay for such Shares.

As soon as practicable following the Offer Acceptance Time, and upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law, Purchaser will merge with and into Dicerna, with Dicerna surviving as a wholly owned subsidiary of Novo (the “Merger”), without a meeting or vote of stockholders of Dicerna. At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than Shares held by Dicerna, Novo, Purchaser, any wholly owned subsidiary of Novo or Dicerna, or by stockholders of Dicerna who have perfected their statutory rights of appraisal under Delaware law) will each be converted into the right to receive the Offer Price (the “Merger Consideration”) without interest and subject to any withholding of taxes.

The Merger Agreement provides that, at the Effective Time, each compensatory option to purchase Shares (a “Dicerna Option”) that is then outstanding and unexercised (whether or not vested), and has a per-Share exercise price that is less than the Merger Consideration (all Dicerna Options have a per-Share exercise price below such amount), will be cancelled and converted into the right to receive a cash payment equal to (A) the excess of (x) the Merger Consideration over (y) the exercise price payable per-Share under such Dicerna Option, multiplied by (B) the total number of Shares subject to such Dicerna Option immediately prior to the Effective Time (without regard to vesting).

The Merger Agreement also provides that at the Effective Time, each restricted stock unit with respect to Shares (each a “Dicerna RSU”) that is then outstanding will be cancelled and the holder will be entitled to receive a cash payment equal to the product of (A) the Merger Consideration and (B) the number of Shares subject to such Dicerna RSU (without regard to vesting).

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement or the Effective Time, Dicerna has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth fully in the Merger Agreement. The Merger Agreement also prohibits Dicerna’s solicitation of proposals relating to alternative transactions and restricts Dicerna’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

The Merger Agreement also contains termination provisions for both Dicerna and Novo and further provides that, upon termination of the Merger Agreement under specified circumstances, including termination by Dicerna to accept and enter into a definitive agreement with respect to an unsolicited superior offer, Dicerna will be required to pay a termination fee of $100,000,000 (the “Termination Fee”). A superior offer includes a bona fide written proposal, that has not been withdrawn, pursuant to which, if consummated, a third party would acquire, directly or indirectly, more than 50% of the outstanding Shares or all of the assets of Dicerna, on terms that the board of directors of Dicerna determines in its good faith judgment (after consultation with outside legal counsel and its financial advisors) would, if consummated, be more favorable to Dicerna’s stockholders (solely in their capacity as such) from a financial point of view than the terms of the Offer and the Merger, and is reasonably likely to be completed on the terms proposed, taking into account relevant factors, including legal, regulatory, financial, financing aspects (including certainty of the consummation of the transactions).

Any termination of the Merger Agreement by Dicerna in connection with a superior offer is subject to certain conditions, including Dicerna’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of Dicerna that such action is required by their fiduciary duties to Dicerna’s stockholders under applicable law, payment of the Termination Fee by Dicerna and the concurrent execution of a definitive agreement between Dicerna and such third party. In addition, either Dicerna or Novo may terminate the Merger Agreement, at any time prior to the time Purchaser accepts the Shares tendered pursuant to the Offer for payment, if the Merger has not been consummated prior to 11:59 p.m., Eastern Time, on the End Date.

Additional Information

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

The Merger Agreement and the foregoing description have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Dicerna. The representations, warranties and covenants contained in the Merger Agreement were or will be made only as of specified dates for the purposes of the Merger Agreement, were (except as expressly set forth therein) solely for the benefit of the parties to the Merger Agreement, and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors and Security Holders

The tender offer referred to in this Current Report on Form 8-K has not yet commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Novo and Purchaser will file with the SEC. The solicitation and offer to buy Shares will only be made pursuant to an offer to purchase and related tender offer materials. At the time the tender offer is commenced, Novo and Purchaser will file a tender offer statement on Schedule TO and thereafter Dicerna will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Dicerna. Copies of the documents filed with the SEC by Dicerna will be available free of charge on Dicerna’s internet website at https://investors.dicerna.com/investor-relations or by contacting Dicerna’s investor relations contact at +1 617-514-2275. Copies of the documents filed with the SEC by Novo and Purchaser can be obtained, when filed, free of charge by directing a request to the Information Agent for the tender offer which will be named in the tender offer materials.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents to be filed by Novo and Purchaser, as well as the solicitation/recommendation statement to be filed by Dicerna, Dicerna will also file annual, quarterly and current reports with the SEC. Dicerna’s filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward Looking Statements

The information contained in this Current Report on Form 8-K is as of November 18, 2021. Dicerna assumes no obligation to update forward-looking statements contained in this Current Report on Form 8-K as the result of new information or future events or developments, except as may be required by law.

This Current Report on Form 8-K contains forward-looking information related to Dicerna and the proposed acquisition of Dicerna that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this Current Report on Form 8-K include, among other things, statements about the potential benefits of the proposed acquisition; the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the acquisition; statements about the expected timetable for completing the transaction; Dicerna’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Dicerna, Dicerna’s product candidates and Dicerna’s GalXC™ and GalXC-Plus™ RNAi technologies and the anticipated timing of closing of the proposed acquisition.

Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approval) in the anticipated timeframe or at all; uncertainties as to how many of Dicerna’s stockholders will tender their shares of Dicerna common stock in the tender offer and the possibility that the acquisition does not close; the possibility that competing offers may be made; risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; disruption from the transaction making it more difficult to maintain business and operational relationships; significant transaction costs; the risks and uncertainties inherent in research and development, including risks associated with Dicerna’s ability to obtain and maintain necessary approvals from the FDA and other regulatory authorities; initiate preclinical studies and clinical trials of its product candidates; advance its product candidates in preclinical research and clinical trials; replicate in clinical trials positive results found in preclinical studies; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives.

Further descriptions of risks and uncertainties relating to Dicerna can be found in Dicerna’s Registration Statement on Form S-1, as amended, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, and subsequent Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and https://investors.dicerna.com/investor-relations.

These forward-looking statements are based on numerous assumptions and assessments made by Dicerna in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes are appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Although it is believed that the expectations reflected in the forward-looking statements in this Current Report on Form 8-K are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this Current Report on Form 8-K are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this Current Report on Form 8-K.

Item 8.01	Other Events.

On November 18, 2021 , Dicerna issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 17, 2021, by and among Dicerna Pharmaceuticals, Inc., Novo Nordisk A/S, and NNUS New Research, Inc..*

99.1	Press Release by Dicerna, dated November 18, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dicerna Pharmaceuticals, Inc.

By:	/s/ Douglas M. Fambrough
Douglas M. Fambrough, III, Ph.D.
President and Chief Executive Officer

Dated: November 18, 2021